Exhibit 6.10

ASSIGNMENT OF ADVISORY SERVICES CONTRACTS

(Multifamily REIT I)

This ASSIGNMENT OF ADVISORY SERVICES CONTRACTS (the “Assignment”), effective as of March 1, 2019 (the “Effective Date”) is made and entered into among Cottonwood Multifamily REIT I, Inc., a Maryland corporation (“REIT I”), Cottonwood Capital Property Management II, LLC, a Delaware limited liability company (“CCPM II”), Cottonwood Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Cottonwood Capital Management, Inc., a Delaware corporation (“CCMI”), Cottonwood Communities Advisors, LLC, a Delaware limited liability company (the “Advisor”) and CC Advisors I, LLC, a Delaware limited liability company (“CC Advisors I”).

WHEREAS, CCPM II is a party to that certain Asset Management Agreement between CCPM II and REIT I dated May 27, 2016 (the “Asset Management Agreement”).

WHEREAS, CCPM II is a party to that certain Three Party Agreement among CCPM II, Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership (“REIT I OP”) and REIT I dated May 27, 2016 (as amended, including the First Amendment to the Three-Party Agreement among CCPM II, REIT I and REIT I OP dated as of the date hereof, the “Three-Party Agreement”, and together with the Asset Management Agreement, the “Advisory Services Contracts”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.     CCPM II hereby assigns and transfers all of CCPM II’s rights, obligations and interests in the Advisory Services Contracts to CC Holdings. CC Holdings hereby assumes all of CCPM II’s rights, obligations and interests in the Advisory Services Contracts.

2.     CC Holdings hereby assigns and transfers all of CC Holdings’ rights, obligations and interests in the Advisory Services Contracts to CCMI. CCMI hereby assumes all of CC Holdings’ rights, obligations and interests in the Advisory Services Contracts.

3.     CCMI hereby contributes and transfers all of CCMI’s rights, obligations and interests in the Advisory Services Contracts to the Advisor. The Advisor hereby assumes all of CCMI’s rights, obligations and interests in the Advisory Services Contracts.

4.     The Advisor hereby contributes and transfers all of the Advisor’s rights, obligations and interests in the Advisory Services Contracts to CC Advisors I. CC Advisors I hereby assumes all of the Advisor’s rights, obligations and interests in the Advisory Services Contracts.

5.    CCPM II, CC Holdings, CCMI, the Advisor and CC Advisors I each separately represents and warrants that it is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and it has the full right, power, and authority to enter into and perform the obligations of this Assignment.

6.    CCPM II, CC Holdings, CCMI, the Advisor and CC Advisors I each separately represents and warrants that the execution, delivery and performance of this Assignment will not conflict with or, with or without notice or the passage of time or both, result in a breach or default under any agreement to which it is a party or by which it is bound (including its organizational documents) or any applicable law, rule, regulation, ordinance, or code or any judgment, order, or decree of any court with jurisdiction.

7.    CCPM II, CC Holdings, CCMI and the Advisor each separately represents and warrants that the Advisory Services Contracts are in full force and effect, have not been terminated, previously transferred, assigned or encumbered and there are no defaults existing.

8.    CCPM II, CC Holdings, CCMI, the Advisor and CC Advisors I each separately represents and warrants that there is no litigation, arbitration, mediation, or other similar proceeding pending, or to its knowledge threatened, that affects or will affect the Advisory Services Contracts or its ability to enter into this Assignment.

9.    This Assignment may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

10.    This Assignment shall be construed and enforced in accordance with the internal laws of the State of Utah without regard to conflict of law principles.

11.    All provisions of this Assignment shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and representatives of the parties hereto.

[Signatures on Following Pages]

IN WITNESS WHEREOF, this Assignment has been executed effective as of the Effective Date.

CCPM II: Cottonwood Capital Property Management II, LLC, a Delaware limited liability company				CCMI: Cottonwood Capital Management, Inc., a Delaware corporation

By:	Cottonwood Capital Holdings, LLC, a Delaware limited liability company, its sole member			By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer
	By:	Cottonwood Capital Management, Inc., a Delaware corporation, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen Chief Legal Officer

ADVISOR: Cottonwood Communities Advisors, LLC, a Delaware limited liability company			CC ADVISORS I: CC Advisors I, LLC, a Delaware limited liability company

By:	Cottonwood Capital Management, Inc., a Delaware corporation, its manager		By:	Cottonwood Communities Advisors, LLC, a Delaware limited liability company, its sole member

	By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer		By:	Cottonwood Capital Management, Inc., a Delaware corporation, its manager
					By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer

REIT I: Cottonwood Multifamily REIT I, Inc., a Maryland corporation		CC HOLDINGS: Cottonwood Capital Holdings, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Counsel	By:	Cottonwood Capital Management, Inc., a Delaware corporation, its sole member
			By:	/s/ Gregg Christensen
Gregg Christensen Chief Legal Officer

[Signature Page to Assignment of Advisory Services (REIT I)]